PROMISSORY NOTE

CBorrower:  Engineered Wire Products, Inc.        Lender:    Bank One, N A with its main office at Columbus, Ohio
           1200 N. Warpole Street                           Lima Business Banking LPO
           Upper Sandusky, OH 43351                         121 W High Street. 2nd Floor
                                                            Lima, OH 45801

THIS COMMERCIAL SECURITY AGREEMENT dated January 5. 2004, is made and executed between Engineered Wire Products, Inc. ("Grantor') and Bank One, N.A. with Its main office at Columbus, Ohio ("Lender*)

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security Interest in the Collateral to secure the Indebtedness and agrees that Lander shall have the rights stated in this Agreement with respect to the Collateral, In addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word "Collateral" as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement

All Inventory, Chattel Paper, Accounts, Equipment and General Intangibles

All of which "Collateral" shall have the meaning attributed to such word in the Uniform Commercial Code referenced in the section of this Agreement captioned "Definitions" (whenever such word appears in this Agreement, and whether the first letter of such word is upper case or lower case) In addition, the word "Collateral" also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located

(A)  All  accessions,   attachments,   accessories,   tools,  parts,   supplies,
replacements and additions to any of the collateral described herein, whether added now or later

(B) All products and produce of any of the property described in this Collateral section

ICI All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section

(D) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and suns due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

(E) All records and date relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or date on electronic media

Despite any other provision of this Agreement, Lender is not granted, and will not have, a nonpurchase money security interest in household goods, to the extent such a security interest would be prohibited by applicable low In addition, if because of the type of any Property, Lender is required to give a notice of the right to cancel under Truth in Lending for the Indebtedness, then Lender will not have a security interest in such Property unless and until such a notice is given

CROSS-COLLATERALIZATION In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated and whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accomodation party or otherwise

RIGHT OF SETOFF Grantor grants to Lender a security interest in, as well as a right of setoff against, and hereby assigns, convoys, delivers, pledges and transfers to Lender, as security for repayment of the Indebtedness, all Grantor's right, title and interest in and to all Grantor's accounts (whether checking, savings, or some other account) with Lender or any subsidiary or affiliate of BANK ONE CORPORATION leach hereinafter referred to as a "Lender Affiliate") and all other obligations at any time owing by Lender or any Lender Affiliate to Grantor This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future However, this does not include any IRA or Keogh accounts, or any trust accounts for which the grant of a security interest would be prohibited by law Grantor authorizes Lender, without prior notice to Grantor and irrespective of (i1 whether or not Lender has made any demand under this Agreement or the Related Documents or (n) whether such Indebtedness is contingent, matured or unmetured, to the extent permitted by law, to collect, charge and/or setoff all sums owing on the Indebtedness against any and all such accounts and other obligations, and, at Lender's option, to administratively freeze or direct a Lender Affiliate to administratively freeze all such accounts and other obligations to allow Lender to protect Lender's security interest, collection, charge and setoff rights provided in this paragraph.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor covenants, agrees, represents and warrants to Lender that

Perfection of Security Interest. Grantor agrees to execute financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender This Is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness Is paid in full and even though for a period of time Grantor may not be indebted to Lender.

Notices to Lender, Grantor will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor's name, 121 change in Grantor's assumed business name(s), (3) change in the management of the Corporation Grantor, (4) change in the authorized signer(s); (5) change in Grantor's principal office address, 16) change in Grantor's stale of organization, (7) conversion of Grantor to a new or different type of business entity, or (8) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender No change in Grantor's name or state of organization will take effect until after Lender has received notice

No Violation, The execution and delivery of this Agreement will not violate any low or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws or code of regulations do not prohibit any term or condition of this Agreement,

Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral At the time any account becomes subject to a security interest in favor of Lander, the account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Grantor with or for the account debtor. So long as this Agreement remains in effect, Grantor shall not, without Lender's prior written consent, compromise, settle, adjust. or extend payment under or with regard to any such account There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing

Location of the Collateral. Except in the ordinary course of Grantor's business, Grantor agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Grantor's address shown above or at such other locations as are acceptable to Lender, Upon Lender's request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following. (1) all real property Grantor owns or is purchasing, (21 all real property Grantor is renting or leasing, 131 all storage facilities Grantor owns, rents, leases, or uses, and (41 all other properties where Collateral is or may be located. If the Collateral is equipment, such equipment shall be located at the addresses shown and shall not be attached to or incorporated into any real property in such a manner that it becomes a fixture thereon.

Removal of the Collateral. Except in the ordinary course of Grantor's business, including the sales of inventory, Grantor shall not remove the Collateral from its existing location without Lender's prior written consent To the extent the Collateral consists of accounts or general intangibles, the Grantor shall not relocate the records concerning such Collateral from Grantor's address shown above without written notification to and approval of the Lender To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Ohio, without Lender's prior written consent. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral

Transactions Involving Collateral, Except for inventory sold or accounts collected in the ordinary course of Grantor's business, or as otherwise provided for in this Agreement, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender This includes security interests even if junior in right to the security interests granted under this Agreement Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be hold in trust for Lender and shall not be commingled with any other funds, provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all lions and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect Grantor further agrees to pay when due all claims for work done on, or services rendered or materiel furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral

Inspection of Collateral- Lender and Lender's designated representatives and agents shell have the right at all reasonable times to examine, audit and inspect the Collateral wherever located. To the extent any of the following types of property are Included in the Collateral, then as often as Lender shall require, in detail satisfactory to Lender. Grantor shall deliver to Lender schedules of accounts and general intangibles, Including, without limitation, names and addresses of account debtors and aging reports, and lists and descriptions of the nature and location of inventory and equipment

Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's Interest in the Collateral is not jeopardized in Lender's sole opinion. It the Collateral is subjected to a lien which is not discharged within fifteen 1151 days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings Grantor further agrees to furnish Lender with evidence that such taxes, assessments, end governmental and other charges have been paid in full and in a timely manner Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized

Compliance with Governmental Requirements. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, including all laws or regulations relating to the undue erosion of highly-erodible land or relating to the conversion of wetlands for the production of en agricultural product or commodity Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any Environmental Laws, that the business operations of Grantor are not now, and have never been, the subject of any governmental authority's investigation regarding non-compliance with Environmental Laws, that Grantor is not aware of any material contingent liability related to the violation of any Environmental Law, end that the Collateral shall not be used for the improper or unlawful manufacture, storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for Hazardous Substances Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws, and t2) agrees to indemnity and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty 130) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if Lender so chooses "single interest insurance," which will cover only Lender's interest in the Collateral

Application of Insurance Proceeds. Grantor shell promptly notify Lender of any loss or damage to the Collateral Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shell pay the balance to Grantor Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness

Insurance Reserves. Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor The responsibility for the payment of premiums shall remain Grantor's sole responsibility,

Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following' (1) the name of the insurer, (2) the risks insured; (3) the amount of the policy. (4) the property insured, (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral

GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS Until the occurrence of any Event of Default and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts At any time and even though no Event of Default exists, Lender may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest In the Collateral or if Grantor fads to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, lions, security Interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all
costs  for  insuring,   maintaining  and  preserving  the  Collateral  All  such
expenditures incurred or paid by Lender for such purposes will then bear Interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become e part of the Indebtedness and, at Lender's option, will (A) be payable on demand, (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy, 12) the remaining term of the Note, or 13) be treated as a balloon payment which will be due and payable at the Note's maturity. The Collateral also will secure payment of these amounts Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default

DEFAULT Each of the  following  shall  constitute en Event of Default under this
Agreement: Payment Default. Grantor fails to make any payment when due under the Indebtedness

Other Defaults. Grantor fails to comply with or to pay or perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to pay or perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor or between Grantor and any affiliate of BANK ONE CORPORATION

False Statements. Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor's behalf under this Agreement, the Note, or the Related Documents Is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter

Detective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (Including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason

Insolvency. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure, replevin. repossession, attachment, levy, execution, or forfeiture proceedings, whether by judicial proceeding, self-help, or any other method, by any creditor of Grantor, or by any governmental agency against the Collateral or any other assets of Grantor. This includes a garnishment of any of Grantor's accounts, including deposit accounts, with Lender, However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and it Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute

Adverse Change. A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired

Events Affecting Guarantor Any of the preceding Events of Default occurs with respect to any guarantor of the Indebtedness as If the word "guarantor" were substituted for the word 'Grantor" in such Event of Default, or any guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the Indebtedness

Insecurity. Lender in good faith believes itself insecure

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter. Lender shall have all the rights of a secured party under the Ohio Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies

Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor (except that In the case of any Event of Default of the type described in the DEFAULT - Insolvency section herein, such acceleration shall be automatic and not at Lender's option)

Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral, and prior to completion of the removal, disable or otherwise secure the Collateral to prevent its use by Grantor or any third parties, with or without process of law, and with or without notice or demand If the Collateral contains other goods not covered by this Agreement at the time of repossession. Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession

Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Grantor. Lender may sell the Collateral at public auction or private sale Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made Lender may buy the Collateral, or any portion thereof, at public sale or, if the Collateral is of the type which is sold in a recognized market or subject to widely distributed price quotations, at private sale Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given Lender may adjourn any public or private sale by announcement at the time and place fixed therefor, and such sale may be made, without further notice, at such time and place announced at such adjournment The requirements of reasonable notice shall be met if such notice is given at least ten 110) days before the time of the sale or disposition All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

Appoint Receiver To the extent permitted by applicable law Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount Employment by Lender shall not disqualify a person from serving as a receiver.

Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral Lender may at any time in Lender's discretion transfer any Collateral Into Lender's own name or that of Lender's nominee and receive the payments, rents, Income, and revenues therefrom and hold the same as security for the Indebtedness or apply h to payment of the Indebtedness in such order of preference as Lender may determine Upon notice from the Lender or upon any Event of Default, the Grantor agrees that all sums of money it receives on payment, settlement or otherwise related to any Collateral, including, without limitation, on any accounts, shall be held by Grantor as trustee for Lender without commingling with any of Grantor's funds and shall be immediately delivered to the Bank. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, chores in action, or similar property, Lender may demand. collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender Grantor acknowledges that the Lender shall not be obligated in any manner to make any demand, make any inquiry as to the nature and sufficiency of any payment received by Lender, present or file any claim, or take any other action to collect or enforce the payment of any amounts which may have been due relate to the Collateral, including without limitation, any amounts due on accounts.

Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper

Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Ohio Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise

Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently Election by Lender to pursue any remedy will not bar any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default end exercise its remedies.

JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, THE RELATED DOCUMENTS, OR ANY RELATIONSHIP BETWEEN OR AMONG THE UNDERSIGNED AND LENDER THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS DOCUMENT AND THE RELATED DOCUMENTS.

MISCELLANEOUS PROVISIONS The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing end signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys' Fees, Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement

Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Ohio This Agreement has been accepted by Lender in the State of Ohio.

Choice of Venue If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of Allen County, State of Ohio

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right A waiver by Lender of a provision of this Agreement shell not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States marl, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address Unless otherwise provided or required by low, if there is more then one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors

Power of Attorney Grantor hereby irrevocably appoints Lender as its true and lawful attorney-in-fact, such power of attorney being coupled with en interest, with full power of substitution to do the following in the place and steed of Grantor and in the name of Grantor' (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due. owing or payable from the Collateral, (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral, (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim: (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in is own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable; (e) to execute any documents or instruments necessary to perfect or continue Lender's security interest in the Collateral, and (f) to file such financing statements (including filing carbon, photographic or other reproduction of any financing statement or this Agreement for use as a financing statement) or other documents or instruments to perfect or continue Lender's security interest in the Collateral This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender

Indemnity Grantor hereby agrees to indemnity, defend and hold harmless Lender, and its officers, directors, shareholders. employees, agents and representatives (each an "Indemnified Person") from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments. suites costs, expenses or disbursements of any kind or nature (collectively, the 'Claims") which may be imposed on, incurred by or asserted against, any Indemnified Person (whether or not caused by any Indemnified Person's sole, concurrent or contributory negligence) arising in connection with this Agreement or the Collateral (including, without limitation, the enforcement of this Agreement and the Related Documents and the defense of any Indemnified Person's action and/or inactions in connection with this Agreement and the Related Documents), except to the limited extent that the Claims against the Indemnified Person are proximately caused by such Indemnified Person's gross negligence or willful misconduct The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an indemnified Person hereunder

Information Waiver Lender may provide, without any limitation whatsoever, to any one or more purchasers, potential purchasers, or affiliates of BANK ONE CORPORATION, any information or knowledge Lender may have about Grantor or about any matter relating to this Agreement, and Grantor hereby waives any right to privacy Grantor may have with respect to such matters

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid. or unenforceable as to any other circumstance If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable If the offending provision cannot be so modified, it shall be considered deleted from this Agreement Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement

Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other then Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing
Grantor  from  the   obligations  of  this  Agreement  or  liability  under  the
Indebtedness

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full

Time Is of the Essence Time is of the essence in the performance of this Agreement.

DEFINITIONS, The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Ohio Uniform Commercial Code

Agreement. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time tv time, together with all exhibits end schedules attached to INS Commercial Security Agreement from time to time,

Borrower. The word "Borrower" means Engineered Wire Products, Inc., and all other persons and entities signing the Note in whatever capacity

Collateral. The word "Collateral" means all of Grantor's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement

Default. The word "Default" means the Default set forth in this Agreement in the section titled 'Default"

Environmental Laws The words "Environmental Laws" mean any and all federal, state, local and foreign statutes, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or liv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the cleanup or other remediation thereof

Event of Default The words "Event of Default" mean any of the Events of Default set forth in this Agreement in the Default section of this Agreement.

Grantor The word "Grantor' means Engineered Wire Products, Inc

Hazardous Substances. The words "Hazardous Substances" mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

Indebtedness. The word "Indebtedness' means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents, In addition, and without imitation, the term "Indebtedness" Includes all amounts Identified In the Cross Collateralization and Future Advances paragraphs as contained in one or more of the Related Documents

Lender The word "Lender" means Bank One, N.A. with its main office at Columbus, Ohio, its successors and assigns Note. The word "Note" means the Note executed by Grantor In the principal amount of 86,750.000,00 dated January 5, 2004, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement

Related  Documents.  The words "Related  Documents"  mean all promissory  notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the indebtedness.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED JANUARY 5, 2004.

GRANTOR


ENGINEERED WIRE PRODUCTS, INC.

By:      s/s Bert E Downing, Jr., Vice Prow Engineered Wire Products, Inc.